SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):    March 21, 2014

AXIM INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

18 East 50th Street, 5th Floor, New York, NY 10022
(Address of principal executive offices)

(702) 750-8242
(Registrant’s Telephone Number)

6623 Las Vegas Boulevard, Suite 255, Las Vegas, Nevada, 89116
__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2014, our Board of Directors appointed the following individuals as directors of the Company:

Dr. George E. Anastassov (Chairman)
Dr. Philip. A. Van Damme, DMD MD PhD
Lekhram Changoer

Dr. George E. Anastassov – Director, Chairman of the Board, Chief Executive Officer. President, Chief Financial Officer, Secretary

Dr. Anastassov is the Chairman of the Board and is our Chief Executive Officer. President, Chief Financial Officer, Secretary.  Dr. Anastassov graduated with BA Degree in Fine Arts, followed by MD Degree and a DDS Degree, and completed his Executive Physician MBA degree in 2012.

Dr. Anastassov is trained in Surgery, Oral and Maxillofacial Surgery, Plastic Surgery and Craniofacial and Base of the Skull Surgery both in the United States and Europe. His training was acquired at the following institutions:  A Fellowship in Cranio-Maxillofacial Surgery (Prof. H.P.M. Freihofer), The Catholic University, St. Radboud Hospital, Nijmegen, the Netherlands in 1994, Residency at the Department of Oral and Maxillofacial Surgery, Montefiore Medical Centre, Albert Einstein College of Medicine, New York completed in 1996 , Followed by a further Fellowship in Craniofacial and Base of Skull Surgery, at the department of Cranio-Maxillofacial and Plastic and Reconstructive Surgery (Prof. Dr. Dr. Dhc Ulrich Joos), Wilhelms University, Münster, Germany, completed in 1997.

He has variety of clinical and administrative appointments including Associate Clinical Professor Maxillofacial Surgery, The Mount Sinai School of Medicine, Associate Director, Department of Maxillofacial Surgery, Elmhurst Hospital Centre, N.Y., Attending, Department of Maxillofacial Surgery, The Mount Sinai Hospital, New York, since 1997. Consultant in Maxillofacial Surgery, Bronx VA Hospital Centre, N.Y., Attending Surgeon, Department of Otolaryngology/ Head and Neck Surgery, Beth Israel Medical Centre, New York, since 2010. He also is a Visiting Professor, Department of Cranio-Maxillofacial Surgery and Plastic and Reconstructive Surgery, Wilhelm’s University, Munster, Germany, since 1997.

He is the principal at Maxillofacial Surgery Services in New York City since 1998.

Editorially, Dr Anastassov is presently active as Editorial Consultant for ‘Head and Face Medicine’, ‘Graefe’s Archives for Clinical and Experimental Ophthalmology’, ‘Journal of Oral and Maxillofacial Surgery’, ‘The Journal of Oral Surgery, Oral Medicine, Oral Pathology and Radiology’, ‘Issues in Maxillofacial, Plastic and Reconstructive Surgery, Implantology and Clinical Stomatology’ and ‘Craniomaxillofacial Trauma and Reconstruction’. He is on the Editorial Board of ‘The International Journal of Oral and Maxillofacial Surgery’ and ‘Folia Medica’.

Dr. Anastassov holds 9 US & European Professional Society Memberships and is double board certified. Dr. Anastassov has published books and chapters in 3 professional textbooks as well as 47 peer-reviewed journal publications and has presented in as an invited guest lecturer on 115 national and international professional meetings.

Dr. Philip A. Van Damme, DMD MD PhD – Director, Chief Scientific Officer

Dr. Van Damme is one our directors and acts as our Chief Scientific Officer.  Dr. Philip A. Van Damme, DMD MD PhD, is one of our directors and Chairman of the Board.  Dr. Van Damme lives and works in the Netherlands as oral & cranio-maxillofacial surgeon.  Dr. Van Damme first studied dentistry at the Utrecht University Dental School (Rijksuniversiteit Utrecht, The Netherlands) from 1971 through February 1977. He then fulfilled his military duty in the Dutch Royal Navy from May 1977 through October 1978, as Lieutenant-Dentist.  Dr. Van Damme studied medicine at the Utrecht University Medical School, the Netherlands from 1978 through January 1983. He trained in general surgery at the Joannes de Deo Stichting Hospital from July 1983 through April 1984, while taking the International ECFMG/VQE examinations in Paris, France.  Dr. Van Damme was trained in Oral & Maxillofacial Surgery in the University Hospital Nijmegen, The Netherlands from May 1984 through May 1988.  His PhD Thesis titled: Subperiosteal Palatal Soft Tissue Expansion was submitted on December 6, 1996 at the Nijmegen University (Katholieke Universiteit Nijmegen).

Dr. Van Damme has been Section Editor of the Journal of Cranio-MaxilloFacial Surgery, for the sections Research, Development and New Horizons, and Reviewer for different other scientific journals. There are more than 70 PubMed listed publications and he presented more than 100 times at national and international scientific meetings.  In 2004, Dr. Van Damme had dual roles of being Visiting Professor in the Mount Sinai Hospital in New York, USA, and Visiting Surgeon in the Burdenko Institute in Moscow, Russia. In subsequent years he held numerous staff positions at several well respected medical clinics in the Netherlands.  Together with Prof. George E. Anastassov MD DDS FAC, he has a patent application (US20110097283 – EP2280687 – CA2719830) on chewing gum compositions comprising Cannabinoids.

In December 2007, he became Director-owner of Mareda Holding BV (investment company) and President-founder of Stichting Sanammad (intellectual property foundation) together with Lekhram Changoer MSc BSc).

Lekhram Changoer – Director, Chief Technology Officer

Mr. Changoer is one of directors and our Chief Technology Officer.  He is holding this position since 2010.  Lekhram Changoer was born in Surinam (South America). Lekhram holds a Bachelor Degree in Analytical/Organic Chemistry and Masters Degree in Organic Chemistry. He has over 20 years of experience in the area of Sales & Marketing, R&D, product development, and quality assurance of technical, consumer healthcare and pharmaceutical products – all servicing European and other international markets.

In 1992 Lekhram first joined IWC Chemical products BV where he was responsible for the development of functional coatings and corrosion inhibitors for the chemical industry: Yara, Kemira, and others. In his second corporate role, Lekhram joined Scott Specialty Gases BV where he was responsible for managing the R&D, QC and QA of functional calibration gases for the petrochemical and automotive Industry for companies such as Mercedes Benz, Rolls Royce, Dera, Shell, Exxon, and General Electric.

In the area of consumer healthcare products, Lekhram worked on the development of cosmetics and medical device products for various retail chains and consumer healthcare companies. At Codi International BV he was responsible for managing product development in the field of wet wipes and successfully developed products for companies such as Proctor & Gamble, Sara Lee, Henkel and Reckitt Benckiser. In 1999 Lekhram’s career took him to Royal Sanders BV with the position of R&D & QC manager – here, he was responsible for the development of cosmetics, medical devices and other healthcare products for clients: Sara Lee, Colgate Palmolive, Virgin Cosmetics, Keune Cosmetics and private labels for various retail chains: Ahold, AC Watson, DM and Rossmann.

In 2002 Lekhram joined the Ardoz/NGen group of companies as a Managing Director. During his tenure his achievements included the filing new patents in the field of active oxygen therapy. This incorporated the accreditation of the products by the Dutch Skin Foundation and the British Dental Health Foundation. He developed new oral healthcare drug applications for periodontitis, peri-implantitis / bone repair and oral mucositis. The OTC products with active oxygen, amongst others also a new chewing gum application (for Perfetti van Melle in Italy), were successfully launched under his directorship in markets at: Boots, Ahold and El Corte Ingles Pharmacy retail and pharmacy chains under the cosmetic 76/768/EEC and medical device 93/42/EEC directive.

In 2010 Lekhram co-founded APeT BV (www.apetholding.com) which focuses on a first of its kind patented therapy for psychiatric diseases like ADHD and Autism as a replacement for methylphenidate and analogs. This therapy involves an in-house developed diagnostic and treatment with the human body’s own internal compound(s). The impact on national healthcare has been so important that he has been able to get the largest Dutch insurance company to fund the clinical trial, after which it will most probably become the new standard of care. A new patented pharmacotherapy was filed, which will guarantee protection of the therapy as well as patient therapy loyalty.

In association with Prof. George E. Anastassov MD, DDS, FAC and Dr. Philip A. Van Damme, DMD, MD, PhD, the Sanammad Foundation (www.sanammad.com) was established in 2010 – the Sanammad Foundation holds patent pending technology on chewing gum compositions comprising Cannabinoids.

Lekhram is also involved and co-founder in: CFM Pharma BV (www.cfmpharma.com) which holds patented technologies and focuses on the prevention of secondary injury in indications such as deep burn wounds, myocardial infarct and general trauma. GCP Dental BV (www.gcp-dental.com) has developed a 100% patented biocompatible material for restorative dental applications (where Glass Carbomer® Technology allows the tooth to heal itself) with a global market approach.

On March 21, 2014, our Board of Directors accepted the resignation of Rosemary Samuels as an officer and director of the Company.  Ms. Samuel’s resignation was not because of any disagreements with the Company on matters relating to its operations, policies or practices.

On March 21, 2014, our Board of Directors appointed the following officers of Company

Dr. George E. Anastassov:	Chief Executive Officer. President, Chief Financial Officer, Secretary
Dr. Philip A. Van Damme:	Chief Scientific Officer
Lekhram Changoer:	Chief Technology Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AXIM International, Inc.
/s/	Dr. George E. Anastassov
By:	Dr. George E. Anastassov
Its:	Chief Executive Officer